Exhibit 8.1

•	Ascendium Group Limited (incorporated in the British Virgin Islands)

•	Our Medical Services, Ltd. (incorporated in the British Virgin Islands)

•	US Proton Therapy Holdings Limited (incorporated in the British Virgin Islands)

•	Medstar Overseas Ltd. (incorporated in the British Virgin Islands)

•	US Proton Therapy Holdings Limited (Delaware) (incorporated in Delaware, USA)

•	China Medical Services Holdings Limited (incorporated in Hong Kong)

•	Cyber Medical Network Limited (incorporated in Hong Kong)

•	King Cheers Holding Limited (incorporated in Hong Kong)

•	China Medstar Pte. Ltd. (incorporated in Singapore)

•	CMS Hospital Management Co., Ltd. (incorporated in the PRC)

•	Beijing Yundu Internet Technology Co., Ltd. (incorporated in the PRC)

•	Shenzhen Aohua Medical Technology & Services Co., Ltd. (incorporated in the PRC)

•	Shenzhen Lingdun Technology Co., Ltd. (incorporated in the PRC)

•	Tianjin Kangmeng Radiology Equipment Management Co., Ltd. (incorporated in the PRC)

•	Chang’an Hospital Co., Ltd. (incorporated in the PRC)

•	Medstar (Shanghai) Leasing Co., Ltd. (incorporated in the PRC)

•	Guangzhou Huanan Taihe Medical Technology Ltd. (incorporated in the PRC)

•	Wanjie Huaxiang Medical Technology Development Co., Ltd. (incorporated in the PRC)

•	Beijing Jinweiyikang Technology Co., Ltd (incorporated in the PRC)

•	Guangzhou Jinkangshenyou Investment Co., Ltd (incorporated in the PRC)